UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)
555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Second Amendment to Floor Plan Credit Agreement

Effective December 12, 2024, Rush Enterprises, Inc. (“Rush”) and certain of its subsidiaries (Rush and such subsidiaries collectively referred to as the “FP Credit Parties”) entered into the Second Amendment to Fifth Amended and Restated Credit Agreement (the “Second Amendment to Floor Plan Credit Agreement”) with the Lenders signatory thereto (the “FP Lenders”), Frost Bank (a new lender) and BMO Bank N.A. (“BMO,” formerly known as BMO Harris Bank N.A.), as administrative agent and collateral agent (in such capacities, the “Floor Plan Agent”), which amended that certain Fifth Amended and Restated Credit Agreement dated as of September 14, 2021, among the FP Credit Parties, the FP Lenders and the Floor Plan Agent (the “FP Credit Agreement”), as previously amended.

Pursuant to the terms of the Second Amendment to Floor Plan Credit Agreement, the FP Credit Agreement was amended primarily to: (i) reduce the total loan commitment from $1.0 billion to $675.0 million; (ii) remove from the definition of “Inventory” all trucks, tractors and chassis manufactured by Peterbilt Motors Company, a division of PACCAR Inc. (“Peterbilt”); (iii) allow Rush and certain of its subsidiaries to finance the acquisition of new Peterbilt trucks, tractors and chassis with PACCAR Financial Corp. (“PFC”) and (iv) extend the scheduled termination date to December 31, 2029.

In order to effectuate the Second Amendment to Floor Plan Credit Agreement with respect to reducing the total loan commitment, certain other provisions of the FP Credit Agreement were also modified. As such, the Second Amendment to Floor Plan Credit Agreement provides that the FP Credit Parties may voluntarily prepay: (i) inventory loans at any time, provided that after giving effect to any such prepayment, the amount by which the Total Equipment Loans (as defined in the FP Credit Agreement) exceeds the Net Equipment Loans (as defined in the FP Credit Agreement) shall not exceed $150,000,000; (ii) inventory loans to the extent reasonably necessary to increase the then-limited capacity for advances to purchase additional inventory, provided the Floor Plan Agent approves such prepayment, and (iii) working capital loans at any time.

In addition, if at any time the Total Committed Loans (as defined in the FP Credit Agreement), including requests for advances that are committed but not yet funded, are less than or equal to $150,000,000 and Working Capital Loans (as defined in the FP Credit Agreement) are less than $120,000,000, the FP Credit Parties shall be deemed to request working capital loans in an amount sufficient to increase such loans to $120,000,000. Similarly, if at any time the Total Committed Loans, including requests for advances that are committed but not yet funded, are greater than $150,000,000 but less than or equal to $260,000,000 and Working Capital Loans are less than $60,000,000, the FP Credit Parties shall be deemed to request working capital loans in an amount sufficient to increase such loans to $60,000,000.

The foregoing description is qualified in its entirety by reference to the full text of the Second Amendment to Floor Plan Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Peterbilt Inventory Finance Agreement

On December 16, 2024, Rush and certain of its subsidiaries that operate Peterbilt commercial vehicle dealerships (such subsidiaries collectively referred to as, “Rush Peterbilt Truck Centers”), entered into that certain Inventory Financing and Purchase Money Security Agreement (the “Peterbilt Inventory Finance Agreement”) with PFC.

Pursuant to the terms of the Peterbilt Inventory Finance Agreement, PFC agreed to make up to $800.0 million of revolving credit loans to finance Rush Peterbilt Truck Centers’ purchases of new Peterbilt trucks, tractors, chassis and other related equipment manufactured by Peterbilt. Rush Peterbilt Truck Centers may borrow, repay and reborrow loans from time to time until the maturity date, provided, however, that the outstanding principal amount on any date shall not exceed the Borrowing Base (as defined in the Peterbilt Inventory Finance Agreement). In connection with the Peterbilt Inventory Finance Agreement, Rush Peterbilt Truck Centers issued a $800.0 million promissory note to PFC (the “PFC Note”).

Advances under the Peterbilt Inventory Finance Agreement bear interest per annum, payable on the fifth day of the following month, at Rush’s option, at either (A) the Prime Rate (as defined in the Peterbilt Inventory Finance Agreement), minus 2.10%, provided that the floating rate of interest is subject to a floor of 0%, or (B) a fixed rate, to be determined between Rush and PFC in each instance of borrowing at a fixed rate. Each request by Rush for an advance must be approved by PFC in its sole discretion. The PFC Note is where the interest rates are described. Rush Peterbilt Truck Centers may voluntarily prepay advances at any time.

Commencing on January 1, 2025, Rush Peterbilt Truck Centers will begin paying PFC on a quarterly basis an unused commitment fee of 0.20% of the amount by which the average daily outstanding principal balance of the loan during such quarter is less than $480.0 million.

Rush Peterbilt Truck Centers granted PFC a security interest in all new Peterbilt truck, tractor and chassis inventory, along with bodies, attachments, accessories and additions to such inventory, and all proceeds of any of the foregoing in whatever form, in order to secure its obligations under the Peterbilt Inventory Finance Agreement.

The Peterbilt Inventory Finance Agreement expires December 16, 2029, although either party has the right to terminate the Peterbilt Inventory Finance Agreement at any time upon 360 days written notice. If at any time the outstanding balance of the loan exceeds the Borrowing Base, then at PFC’s request, Rush Peterbilt Truck Centers agrees to: (i) pay the amount of such excess within five (5) days following PFC’s written request; or (ii) grant PFC a security interest in additional new Peterbilt truck, tractor and chassis inventory, along with bodies, attachments, accessories and additions to such inventory, and all proceeds of any of the foregoing in whatever form, as necessary to make the Borrowing Base equal to or greater than the outstanding balance of the PFC Note.

If an event of default exists under the Peterbilt Inventory Finance Agreement, PFC will be able to terminate the Peterbilt Inventory Finance Agreement and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following is an event of default under the Peterbilt Inventory Finance Agreement:

●	failure to make timely payments with respect to the loan or to perform any obligations owed to PFC, as such obligations are set forth in the Peterbilt Inventory Finance Agreement;

●	any material breach or falsity of any warranty, representation or statement made by Rush or Rush Peterbilt Truck Centers;

●	any material loss, theft, damage, destruction or encumbrance of PFC’s collateral;

●	bankruptcy or other insolvency events;

●	dissolution, merger or consolidation, or transfer of any substantial part of the property of any Rush Peterbilt Truck Center or Rush without the prior written consent of PFC;

●
termination of the dealer agreements between Rush Peterbilt Truck Centers and Peterbilt; provided, however, that if any dealer agreement is terminated with respect to a specific Rush Peterbilt Truck Center, then only that entity will be prohibited from requesting advances pursuant to the terms of the Peterbilt Inventory Finance Agreement.

Rush has guaranteed Rush Peterbilt Truck Centers’ obligations under the Peterbilt Inventory Finance Agreement pursuant to a Corporate Guarantee provided to PFC, dated as of December, 16 2024 (the “PFC Guarantee”).

The foregoing description is qualified in its entirety by reference to the full text of (i) the Peterbilt Inventory Finance Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference, (ii) the PFC Note, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference; and (iii) the PFC Guarantee, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Second Amendment PacLease Inventory Finance Agreement

On December 16, 2024, Rush Truck Leasing, Inc. (“RTL”), a wholly owned subsidiary of Rush, entered into the Second Amendment to Second Amended and Restated Inventory Financing and Purchase Money Security Agreement (the “Second Amendment to PacLease Inventory Finance Agreement”) with PACCAR Leasing Company (“PLC”), a division of PFC, which amended that certain Second Amended and Restated Inventory Financing and Purchase Money Security Agreement (the “PacLease Inventory Finance Agreement”), dated as of November 1, 2023, as previously amended.

Pursuant to the terms of the Second Amendment to PacLease Inventory Finance Agreement, the PacLease Inventory Finance Agreement was amended to increase the total loan commitment from $375.0 million to $500.0. In connection with the Second Amendment to PacLease Inventory Finance Agreement, RTL issued a $500.0 million amended and restated promissory note to PLC (the “PLC Note”). In addition, the interest rate associated with the PacLease Inventory Finance Agreement was modified so that outstanding amounts under the PLC Note now bear interest at RTL’s option, at either (A) the Prime Rate (as defined in the PacLease Inventory Finance Agreement), minus 2.10%, provided that the floating rate of interest is subject to a floor of 0%, or (B) a fixed rate, to be determined between RTL and PLC in each instance of borrowing at a fixed rate.

The Second Amendment to PacLease Inventory Finance Agreement also provides that, commencing on January 1, 2025, RTL will begin paying PLC on a quarterly basis an unused commitment fee of 0.20% of the amount by which the average daily outstanding principal balance of the loan during such quarter is less than $220.0 million. Lastly, the Second Amendment to PacLease Inventory Finance Agreement provides that the PacLease Inventory Finance Agreement now expires December 16, 2029, although either party has the right to terminate the PacLease Inventory Finance Agreement at any time upon 360 days written notice.

The foregoing description is qualified in its entirety by reference to the full text of (i) the Second Amendment to PacLease Inventory Finance Agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference, and (ii) the PLC Note, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Peterbilt Inventory Finance Agreement is incorporated into this Item 2.03 by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1
Second Amendment to Fifth Amended and Restated Credit Agreement, dated as of December 12, 2024, by and among Rush Enterprises, Inc. and certain of its subsidiaries, the Lenders signatory thereto, Frost Bank and BMO Bank N.A., as administrative agent and collateral agent for the Lenders

10.2
Inventory Financing and Purchase Money Security Agreement, dated as of December 16, 2024, by and among Rush Peterbilt Truck Centers, Rush Enterprises, Inc., as agent and borrower representative of Rush Peterbilt Truck Centers and PACCAR Financial Corp.

10.3	PFC Promissory Note dated December 16, 2024.

10.4	Corporate Guarantee to PFC.

10.5
Second Amendment to Second Amended and Restated Inventory Financing and Purchase Money Security Agreement, dated as of December 16, 2024, by and between Rush Truck Leasing, Inc. and PACCAR Leasing Company.

10.6	PLC Second Amended and Restated Promissory Note dated December 16, 2024.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: December 18, 2024	By:	/s/ Michael Goldstone
Michael Goldstone
Senior Vice President, General Counsel and Corporate Secretary